UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

VERSES AI INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56692	88-2921736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Avenue of the Stars, 8th Floor

Los Angeles, CA 90067

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (310) 988-1944

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INCORPORATION BY REFERENCE

This Current Report on Form 8-K of VERSES AI Inc. (the “Company”) (other than Exhibits 99.1) is hereby incorporated by reference into the Registration Statement on Form F-10 (File No. 333-282301) of the Company, as amended or supplemented.

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Indenture

On April 28, 2025, the Company entered into a warrant indenture (the “Warrant Indenture”) with Endeavor Trust Corporation with respect to the Company’s issuance of 1,375,000 Class A Subordinate Voting Share purchase warrants (the “Unit Warrants”), with each Unit Warrant exercisable into one Class A Subordinate Voting Share of the Company (each, a “Unit Warrant Share”) at an exercise price of US$3.6045 (C$5.00) per Unit Warrant Share for a period of 36 months from the date of issuance. The Unit Warrants are governed by the terms and conditions of the Warrant Indenture, which: (i) provides for adjustment to the exercise price of the Unit Warrants and/or to the number or kind of securities issuable upon the exercise of the Unit Warrants upon the occurrence of certain events specified in the Warrant Indenture; and (ii) includes certain beneficial ownership limitations under which Unit Warrants will not be exercisable to the extent that, after giving effect to the issuance of the Unit Warrant Shares issuable upon such exercise of the Unit Warrants, the holder, together with its affiliates and other persons acting as a group with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of the Company’s Class A Subordinate Voting Shares outstanding immediately after giving effect to such issuance (such beneficial ownership limitation may be increased or decreased by the holder upon notice to the Company, to a maximum of 9.99%).

The Company also agreed in the Warrant Indenture to use commercially reasonable best efforts to maintain an effective registration statement registering the Unit Warrant Shares under the U.S. Securities Act of 1933, as amended, until the earlier of: (i) the date the Company files with the U.S. Securities And Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended March 31, 2025; (ii) the expiry date of the Unit Warrants; or (iii) such time as no Unit Warrants remain outstanding. If, at any time prior to the expiry date of the Unit Warrants, the Company determines that no registration statement filed with the SEC is effective, or that its use is suspended, no holder of Unit Warrants will be permitted to exercise Unit Warrants other than pursuant to a “cashless exercise” as described in the Warrant Indenture, in which in which the holder of Unit Warrants will be entitled to receive a number of Warrant Shares determined on the basis of the excess of the current market price of the Company’s Class A Subordinate Voting Shares over the exercise price for the Unit Warrants.

The forgoing summary of the Warrant Indenture is qualified in its entirety by a copy of the Warrant Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Compensation Warrants and Corporate Finance Fee Warrant

In connection with the closing of the public offering of 2,750,000 units of the Company at a price of US$2.88 (C$4.00) per unit (the “Offering”), with each unit consisting of one Class A Subordinate Voting Share of the Company and one half of one Unit Warrant, the Company issued to the agents in the Offering 61,000 compensation warrants (the “Compensation Warrants”) exercisable into 61,000 Class A Subordinate Voting Shares of the Company (the “Compensation Warrant Shares”) at an exercise price of US$2.8836 (C$4.00) per Compensation Warrant Share for a period of 36 months from the date of issuance.

Additionally, in connection with the Offering, the Company issued a share purchase warrant to TriView Capital Ltd, (the “Corporate Finance Fee Warrant”) exercisable into 150,000 Class A Subordinate Voting Shares of the Company (the “Corporate Finance Fee Warrant Shares”) at an exercise price of US$2.8836 (C$4.00) per Corporate Finance Fee Warrant Share for a period of 36 months from the date of issuance.

Each of the Compensation Warrants and the Corporate Finance Fee Warrant are governed by warrant certificates, the form of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 8.01 Other Events.

On April 28, 2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant Indenture dated April 28, 2025 between the Company and Endeavor Trust Corporation
4.2	Form of Warrant Certificate
99.1	Press Release dated April 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSES AI INC.

Dated: April 28, 2025	By:	/s/ James Christodoulou
	Name:	James Christodoulou
	Title:	Chief Financial Officer

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